Exhibit 99.2

Audited Financial Statement of Alchemy Markets Ltd. for the period ending November 30, 2022, And 2021

ALCHEMY MARKETS LTD.
(formerly known as NSFX Limited)

Annual Report and Financial Statements
for the year ended 30 November 2022

Company Registration Number: C 56519

General information

Registration

Alchemy Markets Ltd. (formerly known as NSFX Limited) ("the Company") is registered in Malta as a limited liability company under the Maltese Companies Act (Cap. 386). The Company's registration number is C 56519.

Directors

Dr David Griscti
Mr John Cassar Torreggiani
Mr Eliav Kordova

Registered Office

168, St. Christopher Street
Valletta VLT 1467
Malta

Banker

Bank of Cyprus
66-68 Arch. Makariou III & Markou Drakou
4003 Mesa Yeitonia, Limassol
Cyprus

Auditor

PricewaterhouseCoopers
78, Mill Street
Zone 5, Central Business District
Qormi
Malta

Directors' report

The directors present their annual report and the audited financial statements of Alchemy Markets Ltd. (formerly known as NSFX Limited) ("the Company") for the year ended 30 November 2022.

Principal activity

The Company holds a Class 2 investment services license by the Malta Financial Services Authority ("MFSA"). The Company is engaged in the provision of online foreign exchange trading platform services whereby its customers are able to trade in currency, commodity, equity and cryptocurrency linked derivatives in real-time. The Company is authorised to deal on its own account, receive and transmit orders on behalf of retail and professional clients and to hold and control clients' money and assets.

Change in name

With effect from 29 May 2023, the Company changed its name from NSFX Limited to Alchemy Markets Ltd.

Review of the business

The Company's financial performance is satisfactory, with reported revenue of €4,934,417 (2021: €2,328,129) resulting in a profit after tax of €67,245 (2021: loss after tax of €222,500). As at 30 November 2022, the Company has a net asset position of €2,255,556 (2021:€2,188,311) and net current asset position of €2,574,188 (2021: 2,576,742).

The increase in Company's revenue is significantly influenced by the heightened level of trading activity in the global financial markets. During 2022, global financial markets experienced significant volatility compared to the previous financial year as a result of the escalation of the military conflict between Russia and Ukraine, the ongoing economic effects of the coronavirus pandemic resulting in supply chain disruptions and significant inflationary pressures. In this respect, clients had more market opportunities which generally led to a higher volume of transactions. Furthermore, the Company made a strong investment in marketing and advertising in order to attract larger volumes of customers.

The directors are expecting that the current financial position will be sustained in the foreseeable future and are strongly committed to further grow its business internationally with the aim of becoming a leading name in the provision of electronic forex and commodity trading.

Change in ownership subsequent to year-end

On 28 February 2023, the Company and its parent, Alchemy Markets Holdings Ltd (formerly known as New Star Capital Trading Limited), entered into a stock purchase agreement with Alchemy Prime Holdings Limited and FDCTech, Inc., by virtue of which 100% of the issued and outstanding shares of the parent company were acquired on a fully diluted basis for an aggregate purchase price of $1.35 million. Following the purchase transaction, the issued share capital of the parent company were transferred to Alchemy Prime Holdings Limited and FDCTech, Inc. for a holding of 49.90% and 50.10%, respectively.

On 28 February 2023, the Company and its parent, Alchemy Markets Holdings Ltd (formerly known as New Star Capital Trading Limited), entered into a stock purchase agreement with Alchemy Prime Holdings Limited and FDCTech, Inc., by virtue of which 100% of the issued and outstanding shares of the parent company will be acquired on a fully diluted basis for an aggregate purchase price of $1.35 million. Following the purchase transaction, the issued share capital of parent company will be transferred to Alchemy Prime Holdings Limited and FDCTech, Inc. for a holding of 49.90% and 50.10%, respectively.

Directors' report - continued

Review of the business - continued

Change in ownership subsequent to year-end - continued

Following the completion of the transaction, FDCTech, Inc. and Alchemy Prime Holdings Limited will become the ultimate shareholders of Alchemy Markets Ltd. (formerly known as NSFX Limited). Mr Gope Shyamdas Kundnani will be the new ultimate beneficiary owner of the Company.

Key performance indicators

The Board of Directors tracks the Company's progress in implementing its strategy with a range of financial measures or key performance indicators ('KPIs'). Progress is assessed by comparison with the Company's budgets and historical performance. The financial and non-financial KPIs tracked by the Board of the Company are presented in the following table.

	2022	2021	YOY
	€	€	%
Revenues	**4,934,417**	2,328,129	112%
Profit/(loss) for the year	**67,245**	(222,500)	130%
Clients' money held	**2,950,410**	3,364,785	-12%
Number of clients	**1,156**	887	30%

Results and dividends

The statement of comprehensive income is set out on page 17. No dividends were proposed during the year.

Regulatory disclosures

In terms of Rule R1-2.2.3 of Part BI of the Investment Services Rules for Investment Services Providers issued under the Investment Services Act (Cap. 370 of the Laws of Malta), hereinafter referred to as the 'Investment Services Rules', there were no breaches of Rules or other regulatory requirements which occurred during the year under audit and which were subject to an administrative penalty or other regulatory sanction.

In accordance with Rules R2-2.7.1 to R2-2.7.3 of Part BI of the Investment Services Rules, as well as Part Six of Regulation (EU) 2019/2033 of the European Parliament and of the Council of 27 November 2019 on the prudential requirements of investment firms and amending Regulations (EU) No 1093/2010, (EU) No 575/2013, (EU) No 600/2014 and (EU) No 806/2014 (hereinafter referred to as the 'Investment Firm Regulations' or 'IFR'), Alchemy Markets Ltd. (formerly known as NSFX Limited) is required to disclose in these financial statements information on its risk management objectives and policies, its own funds, its governance arrangements and its remuneration policy and practices.

Directors' report - continued

Regulatory disclosures - continued

a) Risk management objectives and policies

The Company's management has established, implemented and maintains risk management policies designed to identify, measure and manage material risks faced by the Company. These policies reflect a generally conservative risk appetite tolerance by the Board of Directors and comprise the implementation of risk management practices and processes in respect of the Company's activities, processes and systems.

In terms of the IFR, the Company is required to disclose information about:

- Risks relating to capital requirements;
- Concentration risk; and
- Liquidity risk.

The Company's financial risk management objectives and policies, and the exposure to the above mentioned risks are disclosed within Note 3 of the financial statements.

The directors of the Company who held office during the year are:

Dr David Griscti
Mr John Cassar Torreggiani
Mr Eliav Kordova

b) Governance

The Company's Articles of Association do not require any directors to retire.

During the financial year ended 30 November 2022, the Board was composed of two non-executive directors and an executive director acting as Managing Director. The size of the Board is considered to be appropriate given the current size and complexity of the business. Board appointments continue to be made based on merit and candidates are considered against objective criteria.

Article 48 of the IFR requires the Company to disclose the number of directorships held by Board members. As at 30 November 2022, the directors of the Company held the following number of directorships (over and above the directorship of the Company):

Dr David Griscti	18
Mr John Cassar Torreggiani	1
Mr Eliav Kordova	nil

The Company's policy is to ensure that the Board has a sufficient mix of knowledge and expertise to set the Company's strategy and objectives and to oversee that the Company's targets are achieved.

In view of the Company's relatively small size and low complexity of its operations, and current adequate level of oversight by the Board on the Company's operations and risk management processes, the Board believes that the setting up of a separate risk committee is not necessary at this point in time.

Directors' report - continued

Regulatory disclosures - continued

c) Own funds and own funds requirements

The Company is required to hold own funds in compliance with the prudential requirements emanating from the IFR.

In terms of article 11 of the IFR, the minimum own funds requirement of the Company is set at the highest of the following:

- The fixed overheads requirement calculated in accordance with article 13 of the IFR, which amounted to €581,217 as at 30 November 2022; or
- The permanent minimum capital requirement in accordance with article 14 of the IFR; or
- The K-factor requirement calculated in accordance with article 15 of the IFR, which amounted to €876,153 as at 30 November 2022, comprising:
  - A Risk-to-Market capital requirement amounting to €815,894;
  - A Risk-to-Firm capital requirement amounting to €44,979; and
  - A Risk-to-Client capital requirement amounting to €15,280.

In this respect, the Company's minimum own funds requirement amounts to €876,153 as at 30 November 2022.

The Company monitors its capital level on a regular basis. Any transactions that may potentially affect the Company's capital resource requirements are immediately reported to the directors and shareholders for resolution prior to notifying the MFSA.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, issue new shares or sell assets.

The Company's equity, as disclosed in the statement of financial position, constitutes its capital. The Company maintains the level of capital by reference to its financial obligations and commitments arising from operational requirements.

By reference to the IFR EBA returns submitted in respect of the four quarters of the financial year ended 30 November 2022, the Company met at all times the minimum capital and own funds requirements.

Directors' report - continued

Regulatory disclosures - continued

c) *Own funds and own funds requirements* - continued

In accordance with the requirements **Template EU IF CC1.01 - Composition of regulatory own funds**

		(a)	(b)
		Amounts	**Source based on reference numbers/letters of the balance sheet in the audited financial statements**
	Common Equity Tier 1 (CET1) capital: instruments and reserves		
1	**OWN FUNDS**	**2,248,980**	
2	**TIER 1 CAPITAL**	**2,248,980**	
3	**COMMON EQUITY TIER 1 CAPITAL**	**2,248,980**	
4	Fully paid up capital instruments	1,630,000	Note 10
6	Retained earnings	618,980	
8	Other reserves	6,576	Note 17
12	(-)TOTAL DEDUCTIONS FROM COMMON EQUITY TIER 1	(6,576)	
26	(-) Other deductions	(6,576)	
28	**ADDITIONAL TIER 1 CAPITAL**	-	
40	**TIER 2 CAPITAL**	-	

As at 30 November 2022, the Company's own funds amounted to €2,248,980, comprising ordinary share capital of €1,630,000 (2021: €1,630,000), retained earnings of €618,980 (2021: €551,735) and the Investor Compensation Scheme reserve of €6,576 (2021: €6,576).

Other deductions relate to the commitment to pledge €6,576 (2021: €6,576) in favour of the Investor Compensation Scheme as at 30 November 2022, which is deducted in full as an illiquid adjustment for the purposes of calculating the licence holder's financial resources in accordance with the requirements of the Investor Compensation Scheme Regulations.

As at 30 November 2022, the Company's regulatory own funds were in excess of the minimum own funds requirement calculated in accordance with article 11 of the IFR by €1,372,827.

Directors' report - continued

Regulatory disclosures - continued

c) *Own funds and own funds requirements* - continued

Template EU IFCC2: Own funds: reconciliation of regulatory own funds to balance sheet in the audited financial statements

		(a) and (b)	(c)
		Balance sheet (a) as in published/audited financial statements and (b) Under regulatory scope of consolidation	**Cross reference to EU IF CC1**
		30 November 2022	
Assets - *Breakdown by asset class according to the balance sheet in the audited financial statements*			
1	Non-current assets	3,516	
2	Current assets	3,451,362	
3	**Total Assets**	**3,454,878**	
Liabilities - *Breakdown by liability class according to the balance sheet in the audited financial statements*			
1	Non-current liabilities	322,148	
2	Current liabilities	877,174	
3	**Total Liabilities**	**1,199,322**	
Shareholders' Equity			
1	Share capital	1,630,000	4
2	Investor compensation scheme reserve	6,576	8
3	Retained earnings	618,980	6
4	**Total Shareholders' equity**	**2,255,556**	

(i) a description of the main features of the Common Equity Tier 1 and Additional Tier 1 instruments and Tier 2 instruments issued by the Company

The following table describes the terms and conditions of called up share capital, which is the only instrument included within the Company's total own funds.

Directors' report - continued

Regulatory disclosures - continued

c) Own funds and own funds requirements - continued

Template EU IF CCA: Own funds: main features of own instruments issued by the firm

		(a)
1	Issuer	Alchemy Markets Ltd.
2	Unique identifier	N/A
3	Public or private placement	Private
4	Governing law of the instrument	Maltese Law
5	Instrument type (types to be specified by each jurisdiction)	N/A
6	Amount recognised in regulatory capital	€1,630,000
7	Nominal amount of instrument	€1,630,000
8	Issue price	N/A
9	Redemption price	N/A
10	Accounting classification	Shareholders' equity
11	Original date of issuance	28/08/2012
12	Perpetual or dated	N/A
13	Original maturity date	No
14	Issuer call subject to prior supervisory approval	No
15	Optional call date, contingent call dates and redemption amount	N/A
16	Subsequent call dates, if applicable	N/A
	Coupons / dividends	
17	Fixed or floating dividend/coupon	Floating
18	Coupon rate and any related index	N/A
19	Existence of a dividend stopper	No
20	Fully discretionary, partially discretionary or mandatory	Fully discretionary
21	Fully discretionary, partially discretionary or mandatory	Fully discretionary
22	Existence of step up or other incentive to redeem	N/A
23	Noncumulative or cumulative	Non-cumulative
24	Convertible or non-convertible	Non-convertible
25	If convertible, conversion trigger(s)	N/A
26	If convertible, fully or partially	N/A
27	If convertible, conversion rate	N/A
28	If convertible, mandatory or optional conversion	N/A
29	If convertible, specify instrument type convertible into	N/A
30	If convertible, specify issuer of instrument it converts into	N/A
31	Write-down features	No
32	If write-down, write-down trigger(s)	N/A
33	If write-down, full or partial	N/A
34	If write-down, permanent or temporary	N/A
35	If temporary write-down, description of write-up mechanism	N/A
36	Non-compliant transitioned features	No
37	If yes, specify non-compliant features	N/A
38	Link to the full term and conditions of the instrument (signposting)	N/A

(ii) a description of all restrictions applied to the calculation of own funds in accordance with the IFR and the instruments and deductions to which those restrictions apply.

No restrictions were applied to the calculation of the Company's own funds as at 30 November 2022 and 2021.

Directors' report - continued

Regulatory disclosures - continued

d) Remuneration policies and practices

The Board of Directors performs the functions of the Remuneration Committee. None of the directors, including the Managing Director, are entitled to profit sharing, share options, pension benefits or any other form of variable remuneration from the Company.

Total non-executive directors' fees attributable to the financial year ended 30 November 2022 amounted to €16,393 (2021: €16,393).

The Managing Director is eligible for annual remuneration increases but such increases are not directly performance related.

The Board of Directors considers that the packages offered to Senior Management, namely, the Managing Director, Senior Trader and Chief Information Security Officer, ensure that the Company attracts and retains management staff that is capable of fulfilling its duties and obligations, who are engaged on the basis of indefinite contracts of employment after a period of probation, rather than on fixed term contracts. Accordingly, the applicable notice periods, after probation, are those provided for in the relevant legislation.

Share options and profit sharing do not feature in the Company's remuneration policy and the individual contracts of employment of senior management do not contain provisions for termination payments and/or other payments linked to early termination other than as determined by law. Currently no pension benefits are payable by the Company.

Total emoluments received by Senior Management during the year under review amounted to €138,966 (2021: €150,966), none of which related to variable remuneration.

e) Other disclosures in terms of the Investment Services Rules

In terms of Investment Services Rule R1-3.2.63, the Company is also required to disclose its return on assets which is calculated by dividing the net profit/(loss) attributable to owners of the Company by the total balance sheet amount.

	2022	2021
	€	€
Net profit/(loss) attributable to shareholders	**67,245**	(222,500)
Total balance sheet	**3,454,878**	3,324,261
Return on assets	**1.9%**	(6.7%)

Directors' report - continued

Statement of directors' responsibilities for the financial statements

The directors are required by the Maltese Companies Act (Cap. 386) to prepare financial statements which give a true and fair view of the state of affairs of the Company as at the end of each reporting year and of the profit or loss for that year.

In preparing the financial statements, the directors are responsible for:

- ensuring that the financial statements have been drawn up in accordance with International Financial Reporting Standards as adopted by the EU;
- selecting and applying appropriate accounting policies;
- making accounting estimates that are reasonable in the circumstances; and
- ensuring that the financial statements are prepared on the going concern basis unless it is inappropriate to presume that the Company will continue in business as a going concern.

The directors are also responsible for designing, implementing and maintaining internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, and that comply with the Maltese Companies Act (Cap. 386). They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Auditors

PricewaterhouseCoopers have indicated their willingness to continue in office and a resolution for their re-appointment will be proposed at the Annual General Meeting.

On behalf of the board

Mr John Cassar Torreggiani
Director

Dr David Griscti
Director

Registered office
168, St. Christopher Street
Valletta
VLT 1467
Malta

2 August 2023

Independent auditor's report

To the Shareholders of Alchemy Markets Ltd. (formerly known as NSFX Limited)

Report on the audit of the financial statements

Our opinion

In our opinion:

- The financial statements give a true and fair view of the financial position of Alchemy Markets Ltd. (the Company) as at 30 November 2022, and of the company's financial performance and cash flows for the year then ended in accordance with International Financial Reporting Standards ('IFRSs') as adopted by the EU; and
- The financial statements have been prepared in accordance with the requirements of the Maltese Companies Act (Cap. 386).

What we have audited

The financial statements of Alchemy Markets Ltd., set out on pages 16 to 37 comprise:

- the statement of financial position as at 30 November 2022;
- the statement of comprehensive income for the year then ended;
- the statement of changes in equity for the year then ended;
- the statement of cash flows for the year then ended; and
- the notes to the financial statements, which include significant accounting policies and other explanatory information.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the *Auditor's Responsibilities for the Audit of the Financial Statements* section of our report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence

We are independent of the company in accordance with the International Code of Ethics for Professional Accountants (including International Independence Standards) issued by the International Ethics Standards Board for Accountants (IESBA Code) together with the ethical requirements of the Accountancy Profession (Code of Ethics for Warrant Holders) Directive issued in terms of the Accountancy Profession Act (Cap. 281) that are relevant to our audit of the financial statements in Malta. We have fulfilled our other ethical responsibilities in accordance with these Codes.

Independent auditor's report - *continued*

To the Shareholders of Alchemy Markets Ltd. (formerly known as NSFX Limited)

Other information

The directors are responsible for the other information. The other information comprises the *General information* and the *Directors' report* (but does not include the financial statements and our auditor's report thereon).

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon except as explicitly stated within the *Report on other legal and regulatory requirements*.

In connection with our audit of the financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

If, based on the work we have performed we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of the directors for the financial statements

The directors are responsible for the preparation of financial statements that give a true and fair view in accordance with IFRSs as adopted by the EU and the requirements of the Maltese Companies Act (Cap. 386), and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the company or to cease operations, or have no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgement and maintain professional scepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control.
- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.
- Conclude on the appropriateness of the directors' use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the company to cease to continue as a going concern.
- Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Report on other legal and regulatory requirements

The *Annual Report and Financial Statements 2022* contains other areas required by legislation or regulation on which we are required to report. The Directors are responsible for these other areas.

The following table sets out these areas presented within the Annual Report, our related responsibilities and reporting, in addition to our responsibilities and reporting reflected in the *Other information* section of our report. Except as outlined in the table, we have not provided an audit opinion or any form of assurance.

pwc

Independent auditor's report *- continued*

To the Shareholders of Alchemy Markets Ltd. (formerly known as NSFX Limited)

<table>
<tr><th>Area of the Annual Report and Financial Statements 2022 and the related Directors' responsibilities</th><th>Our responsibilities</th><th>Our reporting</th></tr>
<tr><td>Directors' report
(on pages 2 to 10)
The Maltese Companies Act (Cap. 386) requires the directors to prepare a Directors' report, which includes the contents required by Article 177 of the Act and the Sixth Schedule to the Act.</td><td>We are required to consider whether the information given in the Directors' report for the financial year for which the financial statements are prepared is consistent with the financial statements.
We are also required to express an opinion as to whether the Directors' report has been prepared in accordance with the applicable legal requirements.
In addition, we are required to state whether, in the light of the knowledge and understanding of the Company and its environment obtained in the course of our audit, we have identified any material misstatements in the Directors' report, and if so to give an indication of the nature of any such misstatements.</td><td>In our opinion:
• the information given in the Directors' report for the financial year for which the financial statements are prepared is consistent with the financial statements; and
• the Directors' report has been prepared in accordance with the Maltese Companies Act (Cap. 386).
We have nothing to report to you in respect of the other responsibilities, as explicitly stated within the Other information section.</td></tr>
<tr><td></td><td>Other matters on which we are required to report by exception
We also have responsibilities under the Maltese Companies Act (Cap. 386) to report to you if, in our opinion:
• adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us.
• the financial statements are not in agreement with the accounting records and returns.
• we have not received all the information and explanations which, to the best of our knowledge and belief, we require for our audit.</td><td>We have nothing to report to you in respect of these responsibilities.</td></tr>
</table>

Independent auditor's report - *continued*

To the Shareholders of Alchemy Markets Ltd. (formerly known as NSFX Limited)

Other matter – use of this report

Our report, including the opinions, has been prepared for and only for the Company's shareholders as a body in accordance with Article 179 of the Maltese Companies Act (Cap. 386) and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior written consent.

Fabio Axisa
Principal

For and on behalf of
PricewaterhouseCoopers
78, Mill Street
Zone 5, Central Business District
Qormi
Malta

2 August 2023

Statement of financial position

	Notes	As at 30 November 2022 €	2021 €
ASSETS			
Non-current asset			
Property and equipment	5	**3,516**	1,239
Current assets			
Financial assets at fair value through profit or loss	7	**1,056,383**	1,326,506
Receivables	8	**1,757,762**	1,354,380
Current tax asset		**108,322**	72,215
Cash and cash equivalents	9	**528,895**	569,921
Total current assets		**3,451,362**	3,323,022
Total assets		**3,454,878**	3,324,261
EQUITY AND LIABILITIES			
Capital and reserves			
Share capital	10	**1,630,000**	1,630,000
Investor compensation scheme reserve	17	**6,576**	6,576
Retained earnings		**618,980**	551,735
Total equity		**2,255,556**	2,188,311
Non-current liabilities			
Deferred tax liabilities	11	**322,148**	389,670
Current liabilities			
Financial liabilities at fair value through profit or loss	7	**135,961**	213,163
Trade and other payables	12	**741,213**	533,117
Total current liabilities		**877,174**	746,280
Total liabilities		**1,199,322**	1,135,950
Total equity and liabilities		**3,454,878**	3,324,261

The notes on pages 20 to 37 form an integral part of the financial statements.

The financial statements on pages 16 to 37 have been authorised for issue by the Board of Directors on 2 August 2023 and were signed on its behalf by:

Mr John Casser Torreggiani
Director

Dr David Grisetti
Director

Statement of comprehensive income

	Notes	Year ended 30 November 2022 €	2021 €
Revenue:			
Net gains on financial instruments at fair value through profit or loss	13	**4,934,417**	2,328,129
Administrative and other expenses	14	**(4,934,694)**	(2,389,059)
Loss before tax		**(277)**	(60,930)
Tax credit/(expense)	15	**67,522**	(161,570)
Profit/(loss) for the year - total comprehensive income		**67,245**	(222,500)

The notes on pages 20 to 37 form an integral part of the financial statements.

Statement of changes in equity

	Share capital €	Investor compensation scheme reserve €	Retained earnings €	Total €
Balance at 1 December 2020	1,630,000	6,576	774,235	2,410,811
Comprehensive income				
Loss for the year	-	-	(222,500)	(222,500)
Balance at 30 November 2021	1,630,000	6,576	551,735	2,188,311
Balance at 1 December 2021	**1,630,000**	**6,576**	**551,735**	**2,188,311**
Comprehensive income				
Profit for the year	**-**	**-**	**67,245**	**67,245**
Balance at 30 November 2022	**1,630,000**	**6,576**	**618,980**	**2,255,556**

The notes on pages 20 to 37 are an integral part of these financial statements.

Statement of cash flows

	Notes	Year ended 30 November 2022 €	2021 €
Cash flows from operating activities			
Cash used in operations	16	**(1,335)**	(2,635,262)
Income tax paid		**(36,107)**	(82,373)
Net cash used in operating activities		**(37,442)**	(2,717,635)
Cash flows from investing activity			
Purchase of property and equipment	5	**(3,584)**	-
Net movement in cash and cash equivalents		**(41,026)**	(2,717,635)
Cash and cash equivalents at beginning of year		**569,921**	3,287,556
Cash and cash equivalents at end of year	9	**528,895**	569,921

The notes on pages 20 to 37 form an integral part of the financial statements.

Notes to the financial statements

1. General information

Alchemy Markets Ltd. (formerly known as NSFX Limited) (the "Company") is a limited liability company registered under the Maltese Companies Act (Cap. 386) with registration number C 56519. These financial statements cover the year ended 30 November 2022.

2. Summary of significant accounting policies

2.1 Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU and the requirements of the Maltese Companies Act (Cap. 386). They have been prepared under the historical cost convention as modified by the fair valuation of financial assets and financial liabilities at fair value through profit or loss (including all derivative financial instruments).

The preparation of financial statements in conformity with IFRSs as adopted by the EU requires the use of certain accounting estimates. It also requires directors to exercise their judgement in the process of applying the Company's accounting policies (see Note 4 - Critical accounting estimates and judgements).

Standards, interpretations and amendments to published standards effective in 2022

In 2022, the Company adopted new standards, amendments and interpretations to existing standards that are mandatory for the Company's accounting period beginning on 1 December 2021. The adoption of these revisions to the requirements of IFRSs as adopted by the EU did not result in substantial changes to the Company's accounting policies impacting the financial performance and position.

Standards, interpretations and amendments to published standards that are not yet effective

Certain new standards, amendments and interpretations to existing standards have been published by the date of authorisation for issue of these financial statements but are not mandatory for the Company's current financial period ending 30 November 2022. The Company has not early adopted these revisions to the requirements of IFRSs as adopted by the EU and the Company's directors are of the opinion that there are no requirements that will have a possible significant impact on the Company's financial statements in the period of initial application.

2.2 Foreign currency translation

(a) Functional and presentation currency

Items included in the financial statements are measured using the currency of the primary economic environment in which the entity operates ('the functional currency'). The financial statements are presented in euro, which is the Company's functional and presentation currency.

(b) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

2. Summary of significant accounting policies - continued

2.3 Property and equipment

All property and equipment is initially recorded at historical cost. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

Depreciation is calculated using the straight-line method to allocate their cost or revalued amounts to their residual values over their estimated useful lives, as follows:

	%
Office furniture and fixtures	10
Computer equipment	25

The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount (see Note 2.5). Gains and losses on disposals are determined by comparing the proceeds with carrying amount and are recognised in profit or loss.

2.4 Intangible assets

The Company's intangible assets comprise mainly of the trading system, customer relation management system, customer portal and website (the 'intellectual property') of the Company. Such intellectual property is capitalised on the basis of the costs incurred to acquire and bring to use. These costs are amortised over their estimated useful lives of four years. Costs associated with maintaining the intellectual property are recognised as an expense as incurred.

2.5 Impairment of non-financial assets

Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at the end of each reporting period.

2.6 Financial assets and financial liabilities

The Company recognises financial assets and liabilities on its statement of financial position when it becomes a party to the contractual provisions of the instrument. The Company's financial assets and liabilities are composed of financial assets and liabilities at fair value through profit or loss (classified as 'Derivative financial instruments') and financial assets and liabilities which are not at fair value through profit or loss under IFRS 9.

2. Summary of significant accounting policies - continued

2.6 Financial assets and financial liabilities - continued

Derivative financial instruments are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. Financial assets and liabilities not at fair value through profit or loss are recognised initially at fair value, being the fair value of consideration received, net of transaction costs that are directly attributable to the acquisition or the issue of the financial asset or liability, these assets or liabilities are subsequently measured at amortised cost. The Company derecognises a financial asset or liability from its statement of financial position when the obligation specified in the contract or arrangement is discharged, is cancelled or expires.

Financial assets measured at amortised cost comprise of cash and cash equivalents and receivables. The Company holds receivables with the objective to collect the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest rate method, less expected credit losses.

The Company applies the IFRS 9 'Financial instruments' simplified approach to measuring expected credit losses which uses a lifetime expected loss allowance for all trade receivables. To measure the expected credit losses, trade receivables are grouped based on shared credit risk characteristics and the days past due. The expected loss rates are based on the payment profiles and historical credit losses of the Company.

The historical loss rates are adjusted to reflect current and forward looking information on macroeconomic factors affecting the ability of the customers to settle the receivables.

Impairment losses on cash and cash equivalents and trade and other receivables are presented within operating profit. Subsequent recoveries of amounts previously written off are credited against the same line item.

Financial liabilities measured at amortised cost comprise of trade and other payables (Note 2.11).

Derivatives are categorised as financial assets or liabilities classified as held for trading. Gains and losses arising from changes in fair value of financial assets or liabilities classified as held for trading are included directly in profit or loss and are reported as 'Net gains on financial instruments at fair value through profit or loss'.

2.7 Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the statement of financial position where the Company currently has a legally enforceable right to set-off the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

2.8 Cash and cash equivalents

In the statement of cash flows, cash and cash equivalents includes cash in hand and deposits held at call with banks and with brokers.

2.9 Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares are shown in equity as a deduction, net of tax, from the proceeds.

2. Summary of significant accounting policies - continued

2.10 Investor compensation scheme reserve

The contributions by the Company towards the investor compensation scheme are effected in terms of the Second Schedule of the Investor Compensation Scheme Regulations, 2003. Fixed contributions are charged to profit or loss and variable contributions are held and accounted for within the investor compensation scheme reserve.

2.11 Trade and other payables

Trade and other payables comprise obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

2.12 Current and deferred tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

Deferred tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, deferred tax liabilities are not recognised if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the end of the reporting period and are expected to apply when the related deferred tax asset is realised, or the deferred tax liability is settled.

Deferred tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

2.13 Revenue recognition

Given the nature of its business, the Company's revenues are recognised when the services are provided at the point in time when the transaction takes place. The Company does not have performance obligations rendered over a period of time.

Net gains and losses on financial assets and financial liabilities at fair value through profit or loss

The Company provides online trading platform services whereby it acts as a counterparty to deals by clients in contracts for differences (CFDs) related to foreign exchange, commodities, equity and cryptocurrency indices. Net gains and losses represent realised and unrealised gains and losses relating to such trading instruments and comprise of trade profits or losses, commissions and swaps, less bonuses provided to clients.

2. Summary of significant accounting policies - continued

2.14 Customer assets

Customer assets pertain to client monies which are held with the Company in a fiduciary capacity and are segregated from the assets of the Company in accordance with the applicable rules and regulations on protection of customer assets, except when such customer assets are held by the Company to cover a required margin or when they are used to secure an obligation towards the Company.

Client monies are held in client accounts with reputable credit and financial institutions, the details of which are provided to the Company's clients and also provided on the Company's website.

Clients' rights may be affected, or even prejudiced, depending on the jurisdiction in which client assets are held. The Company is not liable for any act, omission of and/or other circumstance affecting the credit and financial institutions entrusted by the Company to hold client assets. Accordingly, client assets and client monies are not presented within the Company's statement of financial position.

2.15 Leases

Leases are recognised as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the Company. Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the future lease payments. Lease payments to be made under reasonably certain extension options are also included in the measurement of the liability.

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is the case for Company's lease, the lessee's incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment with similar terms, security and conditions.

Lease payments are allocated between principal and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

Right-of-use assets are measured at cost, generally comprising the amount of the initial measurement of the lease liability and are generally depreciated over the shorter of the asset's useful life and the lease term on a straight-line basis. In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not exercise a termination option. Extension options (or periods after termination options) are only included in the lease term if the lease is reasonably certain to be extended (or not terminated).

Leases with a remaining lease term less than 12 months and relating to low-value assets are treated as short-term operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.

2.16 Dividend distribution

Dividend distribution to the Company's shareholders is recognised as a liability in the Company's financial statements in the period in which the dividends are approved by the Company's shareholders.

3. Financial risk management

3.1 Financial risk factors

The Company provides online trading platform services whereby it acts as a counterparty to deals by clients in contracts for differences (CFDs) related to foreign exchange, commodities, equity and cryptocurrency indices. The Company's activities potentially expose it to a variety of financial risks: market risk (mainly foreign exchange risk), credit risk and liquidity risk. The Company's overall risk management focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Company's financial performance. The Company's Board of Directors provides principles for overall risk management, as well as policies covering risks referred to above and specific areas such as investment of excess liquidity.

(a) Market risk

Market risk is defined as the risk of losses due to movements in foreign exchange rates, equity, commodity and cryptocurrency prices, arising principally from acting as counterparty to client deals through its online trading platform.

The objective of management is to manage and control market risk exposures within the mandate given to it by the Board. Management closely monitors the Company's market risk exposure, quantified and monitored through Value at Risk (VaR) limits and may enter into offsetting proprietary positions to hedge the Company's market risk exposure arising from client trades.

(i) Foreign exchange risk

Foreign exchange risk arises from future commercial transactions and recognised financial assets and liabilities which are denominated in a currency that is not the entity's functional currency. The following table summarises the Company's financial assets and liabilities which are denominated in a currency other than the euro. These financial instruments mainly comprise the carrying amount of derivative contracts.

The Company acts as a counterparty to foreign exchange derivative contracts as highlighted previously. The following tables summarise the Company's exposure to foreign currency risk at the end of each financial year. The unrealised gains or losses arising as a result of trades in each currency pair is presented by reference to the base currency for each trade in the following tables.

3. **Financial risk management** - continued

3.1 Financial risk factors - continued

(a) Market risk - continued

(i) Foreign exchange risk - continued

30 November 2022

	Net notional of foreign exchange derivatives - buy/(sell) €	Financial assets at fair value through profit or loss €	Financial liabilities at fair value through profit or loss €	Net on balance sheet exposure €
AUD	173,825	14,577	(5)	14,572
CAD	(22,288)	4,611	(1,729)	2,882
CHF	533,637	11,082	(255)	10,827
DKK	1,577,480	89,645	(4,512)	85,133
GBP	23,262	74	(789)	(715)
HUF	(1,095,222)	32,047	(18,346)	13,701
JPY	13	23	-	23
NOK	374,446	4,481	(81)	4,400
NZD	16,246	1,807	-	1,807
PLN	293	-	(668)	(668)
SEK	(596,331)	79,113	(6,732)	72,381
SGD	27	-	(258)	(258)
TRY	48,198	293	-	293
USD	11,147	466	-	466
ZAR	968	11	-	11
EUR	(788,000)	62,023	(4,178)	57,845
	257,701	300,253	(37,553)	262,700

30 November 2021

	Net notional of foreign exchange derivatives - buy/(sell) €	Financial assets at fair value through profit or loss €	Financial liabilities at fair value through profit or loss €	Net on balance sheet exposure €
AUD	(81,696)	4,054	(5,379)	(1,325)
CAD	515,261	3,226	(5,016)	(1,790)
CHF	864,709	11,665	(441)	11,224
DKK	(8,335)	-	-	-
GBP	(1,467,088)	25,104	(5,050)	20,054
HUF	(50,690)	11	-	11
JPY	88,675	43,504	(4,432)	39,072
NOK	(56,898)	484	-	484
NZD	(73,244)	1,975	(1,758)	217
PLN	(29,400)	48	-	48
SEK	(2,954)	-	-	-
SGD	(8,578)	-	-	-
TRY	367,262	47	(103,939)	(103,892)
USD	3,617,946	172,660	(5,712)	166,948
ZAR	22	-	(186)	(186)
EUR	(3,532,000)	17,784	(927)	16,857
	142,992	280,562	(132,840)	147,722

3. Financial risk management - continued

3.1 Financial risk factors - continued

(a) Market risk - continued

(i) Foreign exchange risk - continued

Balances with banks which are denominated in a currency other than the entity's functional currency amounted to €4,419 as at 30 November 2022 (2021: €91,307).

The Company's exposure to market risk, which is predominantly driven by its exposure to foreign exchange rate fluctuations and market prices, has been determined using a VaR model. The VaR is the estimated loss that potentially could arise on the portfolio over a specified period of time from an adverse market movement with specified probability (confidence level). The VaR framework used by the Company is based on the Company's historical data for the last 165 days, a 99% confidence level, and assumes a one-day time horizon for all trading exposures, which means that it is possible to hedge or dispose of positions within that day.

On the basis of the Company's VaR information, if the Company does not change positions within one day, with 99% confidence, the Company can be exposed to a maximum daily loss of €58,961 (2021: €51,707).

(ii) Price risk

The Company is exposed to price risk since it acts as a counterparty to derivative contracts linked to commodity prices, equity and cryptocurrency indices. Management monitors the overall exposure to these positions on a regular basis. The Company's policy also includes the possibility of managing its exposures by entering into offsetting hedging transactions.

The Company's exposure to equity, commodity and cryptocurrency price risk at 30 November 2022 and 30 November 2021 is explained in Note 7. The related price risk is addressed as part of the VaR information disclosed within the section attributable to foreign exchange rate risk.

(iii) Cash flow and fair value interest rate risk

The Company has no significant interest-bearing financial instruments. The Company's instruments are substantially independent of changes in market interest rates and the Company is not exposed to cash flow and fair value interest rate risk.

(b) Credit risk

Credit risk arises from outstanding derivative contracts, cash and cash equivalents and credit exposures to related parties and customers, including outstanding receivables and committed transactions. The Company's exposures to credit risk as at the end of the reporting periods are analysed as follows:

3. **Financial risk management** - continued

3.1 Financial risk factors - continued

(b) Credit risk - continued

	2022 €	2021 €
Financial assets at fair value through profit or loss:		
Derivative assets - held-for-trading (Note 7)	**1,056,383**	1,326,506
Financial assets measured at amortised cost:		
Receivables (Note 8)	**1,714,328**	1,314,062
Bank balances and broker balances (Note 9)	**528,791**	569,789
	2,243,119	1,883,851
Total	**3,299,502**	3,210,357

The maximum exposure to credit risk at the end of the reporting period in respect of the financial assets mentioned above is equivalent to their carrying amount as disclosed in the respective notes to the financial statements. The Company does not hold any collateral as security in this respect.

The Company banks only with financial institutions with high quality standing or rating and maintains customer assets, pertaining to client monies, only with approved counterparties or brokers.

The Company manages credit exposures actively in a practicable manner such that there are no material past due amounts receivable as at the end of the reporting period. As at 30 November 2022 and 30 November 2021, no financial assets were impaired or past due.

While receivables and cash and cash equivalents are subject to the impairment requirements of IFRS 9, the identified expected credit loss was deemed to be insignificant.

The Company acts as a counterparty to derivative contracts entered into by approved clients. During the year, the Company held client monies amounting to €2,950,410 at 30 November 2022 (2021: €3,364,785) to manage exposure arising from positive fair values.

(c) Liquidity risk

The Company is exposed to liquidity risk in relation to meeting future obligations associated with its financial liabilities which principally comprise trade and other payables (Note 12). Prudent liquidity risk management includes maintaining sufficient cash to ensure the availability of an adequate amount of funding to meet the Company's obligations.

Management monitors liquidity risk by reviewing expected cash flows and ensures that no additional financing is expected to be required over the coming year. The Company's liquidity risk is not deemed material in view of the matching of cash flows arising from expected maturities of financial instruments, coupled with financing that it can access to meet liquidity needs.

3. Financial risk management - continued

3.2 Capital risk management

The Company's objectives when managing capital are:

- to comply with the capital resources requirements established by the Malta Financial Services Authority ("MFSA"); and
- to safeguard the Company's ability to continue as a going concern so that it can continue to provide returns for shareholders and benefits for other stakeholders.

The Company is required to hold own funds in compliance with the prudential requirements emanating from the Rules R2-2.6.1.1 to R2-2.6.6.1 of Part BI of the Investment Services Rules, as well as Part Six of Regulation (EU) 2019/2033 of the European Parliament and of the Council of 27 November 2019 on the prudential requirements of investment firms and amending Regulations (EU) No 1093/2010, (EU) No 575/2013, (EU) No 600/2014 and (EU) No 806/2014 (hereinafter referred to as the 'Investment Firm Regulations' or 'IFR').

The information required to be disclosed by the Company in respect of its own funds and own funds requirements, in line with articles 49 and 50 of the IFR, are presented within the Directors' Report.

By reference to the IFR EBA returns submitted in respect of the four quarters of the financial year ended 30 November 2022, the Company met the minimum capital and own funds requirements at all times.

3.3 Fair values of financial instruments

The following table analyses financial instruments at 30 November 2022 and 30 November 2021 carried at fair value by valuation level. The different levels have been defined as follows:

- Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).
- Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).
- Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

	2022 Level 2 €	2021 Level 2 €
Financial assets at fair value through profit or loss	**621,652**	1,326,506
Financial liabilities at fair value through profit or loss	**(213,163)**	(213,163)

There were no transfers between levels during the year. Fair values for the Company's derivative contracts are determined by reference to market prices or rates quoted at the end of the reporting period. The valuation techniques used are supported by observable market prices or rates since their variables include only data from observable markets. The Company's derivative financial instruments are accordingly categorised as level 2 instruments.

If one or more of the significant inputs is not based on observable market data, the instrument is included in level 3. The Company does not hold any level 1 or level 3 instruments.

3. Financial risk management - continued

3.3 Fair values of financial instruments - continued

At 30 November 2022 and 2021, the carrying amounts of other financial instruments not carried at fair value, comprising cash at bank, receivables, payables and accrued expenses, reflected in the financial statements are reasonable estimates of fair value in view of the nature of these instruments or the relatively short period of time between the origination of the instruments and their expected realisation.

4. Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances.

In the opinion of the directors, the accounting estimates and judgements made in the course of preparing these financial statements are not difficult, subjective or complex to a degree which would warrant their description as critical in terms of the requirements of IAS 1.

5. Property and equipment

	Office furniture and fixtures €	Computer equipment €	Total €
At 1 December 2020			
Cost	1,959	10,509	12,468
Accumulated depreciation	(783)	(9,520)	(10,303)
Net book amount	1,176	989	2,165
Year ended 30 November 2021			
Opening net book amount	1,176	989	2,165
Depreciation charge	(196)	(730)	(926)
Closing net book amount	980	259	1,239
At 1 December 2021			
Cost	1,959	10,509	12,468
Accumulated depreciation	(979)	(10,250)	(11,229)
Net book amount	980	259	1,239
Year ended 30 November 2022			
Opening net book amount	980	259	1,239
Additions	-	3,584	3,584
Depreciation charge	(196)	(1,111)	(1,307)
Closing net book amount	**784**	**2,732**	**3,516**
At 30 November 2022			
Cost	1,959	14,093	16,052
Accumulated depreciation	(1,175)	(11,361)	(12,536)
Net book amount	**784**	**2,732**	**3,516**

6. Intangible assets

	Intellectual property €
At 1 December 2020, 30 November 2021 and 30 November 2022	
Cost	900,000
Accumulated amortisation	(900,000)
Net book amount	-

7. Financial assets and financial liabilities at fair value through profit or loss

	At 30 November 2022			
	Notional amounts - buy/(sell) €	**Fair value - assets €**	**Notional amounts - buy/(sell) €**	**Fair value - liabilities €**
Derivative instruments held for trading				
CFDs - foreign exchange	**291,666**	**300,253**	**(33,965)**	**(37,553)**
CFDs - commodities	**4,802,963**	**445,652**	**(1,619,363)**	**(73,284)**
CFDs - equity indices	**3,530,077**	**296,813**	**(740,516)**	**(25,081)**
CFDs - cryptocurrency	**(23,273)**	**13,665**	**(310)**	**(43)**
	8,601,433	**1,056,383**	**(2,394,154)**	**(135,961)**

	At 30 November 2021			
	Notional amounts - buy/(sell) €	**Fair value - assets €**	**Notional amounts - buy/(sell) €**	**Fair value - Liabilities €**
Derivative instruments held for trading				
CFDs - foreign exchange	276,675	280,562	(133,683)	(132,840)
CFDs - commodities	969,746	553,876	(97,986)	(58,522)
CFDs - equity indices	570,754	430,603	(32,685)	(18,055)
CFDs - cryptocurrency	20,641	61,465	(49,912)	(3,746)
	1,837,816	1,326,506	(314,266)	(213,163)

8. Receivables

	2022 €	2021 €
Current		
Amount due from parent company	**1,531,993**	1,014,671
Amount due from shareholder	**179,898**	179,898
Amounts due from customers	**-**	47,979
Other receivables	**45,871**	111,832
	1,757,762	1,354,380

Amounts due from parent company arise as a result of services provided by Modlin Online Services Limited which are recharged to the parent (Note 18).

Amounts due from parent company and shareholder are unsecured, interest free and repayable on demand.

Amounts due from customers pertained to realised trading gains which were yet to be transferred to the Company's operating bank accounts from client monies bank accounts.

Other receivables include a hedge fund account to mitigate the risk on clients' portfolio which amounts to $2,528 or €2,436 as at 30 November 2022 (2021: $81,262 or €71,514).

9. Cash and cash equivalents

For the purposes of the statement of cash flows, cash and cash equivalents comprise the following:

	2022 €	2021 €
Bank balances, broker balances and cash in hand	**528,895**	569,921

Fiduciary activities

Client monies are held by the Company in the normal course of business. Since these monies are held in a fiduciary capacity, they are not included in these financial statements. As at the end of the financial year, the Company held client monies amounting to €2,950,410 (2021: €3,364,785).

10. Share capital

	2022 €	2021 €
Authorised, issued and fully paid		
1,630,000 ordinary shares of €1 each	**1,630,000**	1,630,000

11. Deferred tax liabilities

The movement in deferred tax liabilities is as follows:

	2022	2021
	€	€
At beginning of year	**389,670**	228,100
Deferred taxes on unrealised net (losses)/gains	**(67,522)**	161,570
At end of year	**322,148**	389,670

Deferred tax liabilities at 30 November arise in respect of the following temporary differences:

	2022	2021
	€	€
Temporary differences arising from unrealised net gains	**920,422**	1,113,343

The recognised deferred tax liabilities are expected to be settled principally within 12 months.

12. Trade and other payables

	2022	2021
	€	€
Current		
Accruals	**741,213**	533,117

13. Net gains on financial instruments at fair value through profit or loss

The Company and its liquidity providers offer online trading platform services whereby they act as a counterparty to deals by clients in CFDs related to foreign exchange, commodities, equity and cryptocurrency indices.

	Year ended 30 November	
	2022	2021
	€	€
Net realised gains	**5,127,338**	1,866,500
Net unrealised (losses)/gains attributable to fair value changes	**(192,921)**	461,629
Total net gains	**4,934,417**	2,328,129

14. Administrative and other expenses

	Year ended 30 November 2022 €	2021 €
Staff costs		
- Executive director's remuneration	**36,000**	36,000
- Other staff salaries	**247,403**	255,687
- Social security costs	**12,961**	12,965
Non-executive directors' fees	**16,393**	16,393
Affiliate services charged by parent company (see Note 18)	**900,000**	-
Advertising and promotion	**2,709,996**	626,823
Professional fees	**320,202**	425,017
Subscription fees	**287,071**	257,182
Processing fees	**98,659**	459,031
Licenses	**59,734**	50,712
Short-term lease expense	**34,646**	33,588
Fixed investor compensation scheme contributions (Note 17)	**17,470**	17,470
Depreciation of property and equipment (Note 5)	**1,307**	926
Other expenses	**192,852**	197,265
	4,934,694	2,389,059

Average number of persons employed by the Company during the period:

	Year ended 30 November 2022	2021
Managerial	**4**	4
Operational	**6**	7
	10	11

Fees charged by the auditor for services rendered amounted to €60,000 for the financial year ended 30 November 2022 (2021: €50,000).

15. Tax (credit)/expense

	Year ended 30 November 2022 €	2021 €
Deferred tax (credit)/expense (Note 11)	**(67,522)**	161,570

15. Tax (credit)/expense - continued

The tax on the Company's result differs from the theoretical amount that would arise using the basic tax rate as follows:

	Year ended 30 November 2022 €	2021 €
Loss before tax	**(277)**	(60,930)
Tax on loss at 35%	**(97)**	(21,326)
Tax effect of:		
- Movement in deferred tax	**(67,882)**	182,556
- Non-deductible expenses	**457**	340
Tax (credit)/expense in the accounts	**(67,522)**	161,570

The movement in deferred tax during 2022 and 2021 includes the decrease in recognised deferred tax liability of €67,522 (2021: increase of €161,570) and decrease in unrecognised deferred tax asset amounting to €360 (2021: €14,337).

As at 30 November 2022, the unrecognised deferred tax asset amounts to €20,625 (2021: €20,986), which principally arises from unabsorbed tax losses. The deferred tax asset has not been recognised in these financial statements due to the uncertainty of the realisation of the tax benefits. Tax losses have no expiry date.

The current tax asset recognised in the statement of financial position arose as a result of income tax paid in excess of the amount due as at 30 November 2022.

16. Cash used in operations

Reconciliation of operating loss to cash used in operations:

	Year ended 30 November 2022 €	2021 €
Operating loss	**(277)**	(60,930)
Adjustments for:		
Depreciation of property and equipment (Note 5)	**1,307**	926
Changes in fair value of financial instruments through profit or loss (Note 13)	**192,921**	(461,629)
Changes in working capital:		
Receivables (Note 8)	**(403,382)**	(834,200)
Trade and other payables (Note 12)	**208,096**	(1,279,429)
Cash used in operations	**(1,335)**	(2,635,262)

17. Investor compensation scheme reserve

The total contribution to the scheme in any one year is divided into a fixed and variable contribution.

Fixed contribution

The fixed contribution is paid to the Investor Compensation Scheme annually, in every calendar year. The fixed contribution has been set at €17,470 per annum, which the Company has paid in full for the years 2022 and 2021.

Variable contribution

The variable contribution is calculated by applying the higher of €699 or an amount of 0.1% of the total revenue of the licence holder on an annual basis. The variable contribution is accounted for and held in an Investor Compensation Scheme Reserve until such time that the Investor Compensation Scheme Committee makes a call on such funds. The variable contribution as at 30 November 2022 amounted to €6,576 (2021: €6,576).

18. Related party transactions

The Company has a related party relationship with its parent company, Alchemy Markets Holdings Ltd (formerly known as New Star Capital Trading Limited), Mr. Asher Alkoby, the ultimate controlling party of Alchemy Markets Ltd. (formerly known as NSFX Limited), and all companies controlled by Mr. Alkoby, the company's directors (key management personnel), and other related parties, primarily entities controlled by key management personnel.

Disclosure of related party transactions, which are generally carried out on commercial terms and conditions, is only necessary when the transactions effected have a material impact on the operating results and financial position of the Company.

	Year ended 30 November	
	2022	2021
	€	€
Recharge to the parent company (Modlin Online Services Limited)	**1,401,322**	1,696,915
Affiliate services charged by parent company	**(900,000)**	-

A service sharing agreement between the Company and its parent governs group recharges in respect of affiliate services and other expenses. An addendum to the existing service sharing agreement was signed on 15 March 2022, by virtue of which it was agreed that no amounts disbursed by the parent in respect of affiliate services and other expenses should be recharged to the Company with effect from 1 December 2020 and until further notice.

On 25 April 2023 and with effect from 30 November 2022, the Company entered into addendum to the service sharing agreement, by virtue of which the affiliate services and other expenses amounting to €900,000 were recharged to the Company.

Year-end balances with related parties, arising principally from the transactions referred to previously, are disclosed in Note 8 to these financial statements. Key management personnel compensation, consisting of directors' remuneration, is disclosed in Note 14.

19. Statutory information

Alchemy Markets Ltd. (formerly known as NSFX Limited) is a limited liability company and is incorporated in Malta in accordance with the Maltese Companies Act (Cap 386). The immediate parent company of Alchemy Markets Ltd. (formerly known as NSFX Limited) is Alchemy Markets Holdings Ltd (formerly known as New Star Capital Trading Limited) with its registered address at Vanterpool Plaza, 2nd Floor, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

Effective as from 28 February 2023, the ultimate parent companies of Alchemy Markets Ltd. (formerly known as NSFX Limited) are Alchemy Prime Holdings Limited and FDCTech Inc., with their registered addresses at Unit 8, 74 Back Church Lane, London, England, and 200 Spectrum Center Drive, Suite 300 Irvine, CA 92618, respectively.

Effective as from 29 May 2023, the Company changed its name from NSFX Limited to Alchemy Markets Ltd.

20. Subsequent events

Change in ownership subsequent to year-end

On 28 February 2023, the Company and its parent, Alchemy Markets Holdings Ltd (formerly known as New Star Capital Trading Limited), entered into a stock purchase agreement with Alchemy Prime Holdings Limited and FDCTech, Inc., by virtue of which 100% of the issued and outstanding shares of the parent company were acquired on a fully diluted basis for an aggregate purchase price of $1.35 million. Following the purchase transaction, the issued share capital of the parent company were transferred to Alchemy Prime Holdings Limited and FDCTech, Inc. for a holding of 49.90% and 50.10%, respectively.

Following the completion of the transaction, FDCTech, Inc. and Alchemy Prime Holdings Limited became the ultimate shareholders of Alchemy Markets Ltd. (formerly known as NSFX Limited). Mr Gope Shyamdas Kundnani is the new ultimate beneficiary owner of the Company.

Contribution received from FDCTech, Inc.

On 19 June 2023, FDCTech, Inc. provided financial contribution amounting to €449,794 to the Company. These funds will be utilised for operational and capital expenditure purposes, aligning with the ongoing operations and growth strategy of the Company. The impact of this support will be disclosed in the future financial statements as required.